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                                                                     EXHIBIT 5.1





                     [SCHRECK BRIGNONE GODFREY Letterhead]




                                 March 29, 2002



Assisted Living Concepts, Inc.
11835 NE Glenn Widing Drive, Building E
Portland, OR  97220-6233

         Re:   10% Senior Secured Notes Due 2009;
               Junior Secured Notes Due 2012;
               Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Assisted Living Concepts, Inc., a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 on March 29, 2002 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of $21,018,190 aggregate principal amount of 10% Senior Secured Notes Due 2009 (the "Senior Notes"), $10,076,190 aggregate principal amount of Junior Secured Notes Due 2012 (the "Junior Notes" and together with the Senior Notes, the "Notes") and 3,259,644 shares of the Company's common stock, par value $0.01 per share (the "Shares" and together with the Notes, the "Securities"), by the Company, and the guarantees of the Notes (the "Guarantees") by Carriage House Assisting Living, Inc., a Delaware corporation, Home and Community Care, Inc., a Nevada corporation ("HCC"), and ALC Indiana, Inc., a Nevada corporation ("ALCI" and together with HCC, the "Nevada Guarantors"). Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

         In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the Securities and the Guarantees, and for purposes of this opinion, we have assumed such proceedings will be timely completed in the manner presently proposed and the terms of such issuance will otherwise be in compliance with law. In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, and we have examined originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals of such documents, agreements, instruments and corporate records as we have deemed necessary or appropriate.
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SCHRECK BRIGNONE GODFREY
   ATTORNEYS AT LAW

Assisted Living Concepts, Inc.
March 29, 2002
Page 2


         We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for purposes of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification, that (i) the obligations of each party set forth in the Indentures underlying the Notes are its valid, and binding obligations, enforceable in accordance with their respective terms; (ii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document; and
(v) all corporate records made available to us by the Company and the Nevada Guarantors and all public records reviewed are accurate and complete.

         We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the subject transactions only of the internal corporate laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, any other laws, the laws of any other jurisdiction or matters of municipal law or the laws of any other local agencies within this state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "Blue Sky" laws or regulations.

         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

         1. The Shares have been duly authorized, and are validly issued, fully paid and non-assessable.

         2. The Notes have been duly authorized pursuant to the order of the Bankruptcy Court approving the Plan.

         3. Each of the Guarantees to which a Nevada Guarantor is a party has been duly authorized by such Nevada Guarantor.
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SCHRECK BRIGNONE GODFREY
   ATTORNEYS AT LAW

Assisted Living Concepts, Inc.
March 29, 2002
Page 3


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters". In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Latham and Watkins may rely on this opinion for the sole purpose of issuing its opinion, of even date herewith, to the Company, which opinion will also be filed as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     SCHRECK BRIGNONE GODFREY